As filed with the Securities and Exchange Commission on June 28, 2006

                                                     Registration No. 333-82325

===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                            Wind International, Inc.
                (Formerly known as Wyndham International, Inc.)
            (Exact name of registrant as specified in its charter)

                             --------------------

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  94-2878485
                     (I.R.S. Employer Identification No.)

            1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207
                                (214) 863-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

              Wyndham International, Inc. 1997 Incentive Plan and
           Wyndham International Employee Savings & Retirement Plan
                           (Full title of the plan)


                               Jonathan D. Gray
                     President and Chief Executive Officer
            1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207
                                (214) 863-1000
(Name, address and telephone number, including area code, of agent for service)

                                --------------

                                   Copy to:

                            Gregory J. Ressa, Esq.
                        Simpson Thacher & Bartlett LLP
                             425 Lexington Avenue
                           New York, New York 10017
                                (212) 455-2000

                          TERMINATION OF REGISTRATION

     This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 333-82325) filed on July 2, 1999, as amended by Post-Effective Amendment No. 1 filed on September 6, 2001, of Wyndham International, Inc., a Delaware corporation ("Wyndham").

     On August 16, 2005, pursuant to the terms of an Agreement and Plan of Merger, dated as of June 14, 2005 (the "Merger Agreement"), by and among Wind Hotels Holdings Inc. ("Wind Holdings"), Wind Hotels Acquisition Inc. ("Wind Acquisition") and Wyndham, Wind Acquisition merged (the "Merger") with and into Wyndham with Wyndham as the surviving corporation and wholly-owned subsidiary of Wind Holdings. Wind Holdings is an affiliate of The Blackstone Group. Pursuant to the terms of the Merger Agreement, among other things, holders of shares of Wyndham Class A Common Stock, par value $0.01 per share (the "Common Stock"), outstanding at the effective time of the Merger are entitled to receive $1.15 per share in cash, without interest. On June 27, 2006, Wyndham changed its corporate name to Wind International, Inc. ("Wind").

     As a result of the Merger, Wind is deregistering all of its securities. Therefore, Wind hereby removes from registration all securities of Wind and interests in the Wyndham International Employees Savings & Retirement Plan, registered pursuant to this Registration Statement that remain unissued.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 28, 2006.

                            WIND INTERNATIONAL, INC.


                            By:/s/ JONATHAN D. GRAY
                               --------------------------------------------
                               Name:  Jonathan D. Gray
                               Title: President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                           Title                    Date
--------------------------     ------------------------------     -------------

                               President and Chief Executive
                                 Officer (Principal Executive
   /s/ JONATHAN D. GRAY          Officer)                         June 28, 2006
--------------------------
     Jonathan D. Gray
                               Managing Director, Chief
                                 Financial Officer, Treasurer
                                 and Vice President (Principal
                                 Financial Officer), and
   /s/ WILLIAM J. STEIN          Director                         June 28, 2006
--------------------------
      William J. Stein

                               Chief Accounting Officer and
                                 Vice President (Principal
                                 Accounting Officer),
  /s/ DENNIS J. MCDONAGH         and Director                     June 28, 2006
---------------------------
     Dennis J. McDonagh



   /s/ KENNETH A. CAPLAN       Director                           June 28, 2006
---------------------------
      Kenneth A. Caplan


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 28, 2006.

                                     WYNDHAM INTERNATIONAL EMPLOYEE
                                       SAVINGS & RETIREMENT PLAN


                                     By: /s/ SONIA MARRERO
                                        -------------------------------------
                                        Name:  Sonia Marrero
                                        Title: WHM LLC Director of Benefits